UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2009

ALTRA HOLDINGS, INC.
ALTRA INDUSTRIAL MOTION, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33209	61-1478870
Delaware	333-124944	30-0283143
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Granite Street, Suite 201, Braintree, Massachusetts	02184
(Address of Principal Executive Offices)	(Zip Code)

14 Hayward Street, Quincy, Massachusetts	02171
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 917-0600

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 3, 2009, the Personnel & Compensation Committee of the Board of Directors (the “Compensation Committee”) of Altra Holdings, Inc., a Delaware corporation (the “Company”), approved the 2009 long term incentive awards for the following executive officers after a review of competitive market data. For the year 2009, the executive officers will receive grants of restricted common stock as set forth below.

	Number of	Stock Cash Value
Officer	Shares Granted	at Time of Grant
Michael L. Hurt	17,291	$120,000
Carl R. Christenson	79,377	$550,876
Christian Storch	24,496	$170,002
Craig Schuele	9,454	$65,611
Edward L. Novotny	8,991	$62,398

Mr. Hurt’s restricted stock award vested in its entirety on the February 3, 2009 grant date. The remaining restricted stock awards for the other four executive officers have a grant date of February 3, 2009 and will vest in equal installments on August 3, 2009, August 3, 2010, August 3, 2011 and August 3, 2012, respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Altra Holdings, Inc.

By: /s/ Glenn E. Deegan
Name: Glenn E. Deegan
Title: Vice President & General Counsel

Date: February 9, 2009

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Altra Industrial Motion, Inc.

By: /s/ Glenn E. Deegan
Name: Glenn E. Deegan
Title: Vice President & General Counsel

Date: February 9, 2009